Exhibit 10.8B
AMENDMENT NO.1
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     This Amendment No. 1 to Amended and Restated Employment Agreement is made as of this ___ 26th___ day of December, 2006 (this “Amendment”), between AVALON PHARMACEUTICALS, INC., a Delaware corporation (“Company”) and GARY LESSING (“Executive”).
     Company and Executive are each sometimes referred to as a “Party,” and are sometimes referred to together as the “Parties.”
Background:
     The Parties entered into an Amended and Restated Employment Agreement on April 21, 2005 (the “Employment Agreement”).
     In consideration of Executive’s continued employment with Company, the Parties want to amend the Employment Agreement on the terms and conditions set forth in this Amendment.
     Now, therefore, in consideration of the foregoing, the Parties agree as follows:
     1. Capitalized terms used in this Amendment without definition, shall have the meanings give those terms in the Employment Agreement.
     2. The paragraph under the caption “Review and Bonus” of the Employment Agreement is amended to read in its entirety as follows:
“You will be eligible to receive an annual cash bonus targeted at 40% of your base salary based upon the achievement of goals set by the CEO and the Board of Directors. You will also be eligible for additional awards and bonuses as deemed appropriate by the Board of Directors.”
     3. The first paragraph under the caption “Termination” of the Employment Agreement are amended to read in its entirety as follows:
“Upon termination for any reason, the Company shall pay you within two weeks of such termination, your current base salary earned through the termination date, plus accrued vacation, if any, and other benefits or payments, if any, to which you are entitled. In the event you are terminated by the Company without “Cause” (as hereinafter defined) or if you terminate your employment with the Company for “Good Reason” (as hereinafter defined), the Company shall (i) immediately vest one-half (1/2) of all options and shares granted to you under the Company’s stock option plans that have not vested as of the date of your termination; (ii) pay you a lump sum severance payment equal to one year of your base salary as in effect at the time of termination; and (iii) reimburse you for premiums you pay for health care insurance under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), for the same level of coverage that you maintain at the time of your termination, for a period up to one year following termination, provided you elect COBRA coverage. The Company’s reimbursement obligation will end immediately if you become eligible to obtain health care insurance from any other employer during the payment period. You shall not be required to mitigate damages by seeking employment elsewhere. The Company shall not be obligated to continue any such payments to you under this paragraph in the event that you materially breach the terms under the Confidentiality Agreement attached hereto. Notwithstanding any termination of your employment, you shall continue to be bound by the provisions of the Confidentiality Agreement.
     4. The fourth paragraph under the caption “Termination” of the Employment Agreement is amended to read in its entirety as follows:
“Termination of your employment by you shall constitute termination for “Good Reason” if such termination occurs (a) within eighteen months of a Change in Control, (b) within three months of a material diminution in your responsibilities as Chief Financial Officer (provided that such diminution is not in connection with the termination of your employment for Cause), (c) within three months of your principal work location changing to be more than 75 miles from your current residence, (d) a diminution in your salary, or (e) in the event you should die while an employee of the Company. The Company shall notify you, within 10 days of receipt of your notice of intent to terminate your employment for Good Reason, if the Company disagrees with your intent to terminate under this paragraph.”
     5. Except as set forth in this Amendment, the terms and conditions of the Employment Agreement shall remain in full force and effect.
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     IN WITNESS WHEREOF, the Parties have executed this Amendment to Amended and Restated Employment Agreement as of the date first set forth above.

AVALON PHARMACEUTICALS, INC.
By:	/s/ Kenneth C. Carter
Name:
Title:	President and CEO

EXECUTIVE:
/s/ Gary Lessing
Gary Lessing

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